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                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 02:30 PM 01/23/2002
                                                       020046031 - 3483717

                            CERTIFICATE OF FORMATION

                                       OF

                       THOROUGHBRED MINING COMPANY, L.L.C.

         1.       The name of the limited liability company is:

         THOROUGHBRED MINING COMPANY, L.L.C.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Thoroughbred Mining Company, L.L.C. this 18th day of January, 2002.

                                                          /s/ JEFFERY L. KLINGER

                                                              JEFFERY L. KLINGER

                                                                      ORGANIZER